EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of AnswerThink Consulting Group, Inc. ("AnswerThink") on Form S-8 of our report dated March 12, 1998, except for Note 11, as to which the date is May 12, 1998, on our audit of the consolidated financial statements of AnswerThink, and of our reports dated February 27, 1998, on our audits of the financial statements of Delphi Partners, Inc., The Hackett Group, Inc., Relational Technologies, Inc. and Legacy Technology, Inc., all of which reports are included in AnswerThink's Form S-1 (File No. 333-48123) as amended on May 28, 1998.

We also consent to the incorporation by reference in this registration statement of AnswerThink Consulting Group, Inc. on Form S-8 of our report dated November 24, 1998, on our audit of the financial statements of Infinity Consulting Group, Inc. included in Form 8-K, as amended on December 14, 1998 (File No. 0-24343).

PricewaterhouseCoopers LLP

Miami, Florida
December 28, 1998